Exhibit 99.1
Flotek Bolsters Leadership with Christina M. Ibrahim as Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary
HOUSTON, TX March 2, 2026 - Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) today announced that it has appointed Christina M. Ibrahim as Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary effective March 2, 2026.
With extensive leadership experience in legal, compliance, and operational functions across the energy and wealth management sectors, Ms. Ibrahim brings deep expertise that strengthens Flotek’s leadership team and supports the Company’s growth strategy through innovative chemistry and data solutions.
Ryan Ezell, Chief Executive Officer, said, “We are fortunate to have Christina leading our legal and compliance efforts during this pivotal period of opportunity for Flotek. Her proven track record in guiding complex global organizations through regulatory and strategic challenges, combined with her operational insight, makes her an invaluable asset as we expand our market presence and deliver sustainable value to our stakeholders.”
Ms. Ibrahim most recently served as Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary for Select Water Solutions, Inc. a leading provider of sustainable water management, infrastructure, and chemical solutions to the energy industry, specializing in full-life-cycle services including produced water treatment, recycling, disposal, and integrated chemical technologies for oil and gas operators across major U.S. unconventional basins. Prior to that role, she was the Chief Operating Officer, General Counsel and Chief Compliance Officer of Avalon Advisors, LLC, a privately held wealth management company, where she was responsible for overseeing business operations as well as the legal and compliance activities. Prior to Avalon, Ms. Ibrahim was the Executive Vice President, General Counsel, Chief Compliance Officer & Corporate Secretary for Weatherford International Plc where she was responsible for the global legal and compliance functions. Prior to Weatherford, Ms. Ibrahim held leadership roles with Halliburton, including Vice President, Corporate Secretary & Chief Commercial Counsel. Ms. Ibrahim earned her Bachelor of Science in Business Management and Finance from Virginia Tech University and her Juris Doctorate from Texas Southern University.
About Flotek Industries, Inc.
Flotek Industries, Inc. is a leading chemistry and data technology company focused on servicing the Energy industry. The Company’s technologies leverage near real-time data to deliver innovative solutions to maximize customer returns. Flotek has an intellectual property portfolio of over 130 patents, over 20 years of field and laboratory data, and a global presence in more than 59 countries.
Flotek has established collaborative partnerships focused on sustainable and optimized chemistry and data solutions, aiming to reduce the environmental impact of energy on land, air, water and people.
Flotek is based in Houston, Texas and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit www.flotekind.com.
Forward-Looking Statements
Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the “Risk Factors” section thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.
Investor contact:
Mike Critelli
Director of Finance & Investor Relations
E: ir@flotekind.com
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